EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Employee Stock Incentive Option Plan and the 2011 Omnibus Incentive Plan of our report dated March 30, 2011 with respect to the financial statements of probe Manufacturing, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/  W. T. Uniack & Co. CPA’s P.C.

Certified Public Accountants

Woodstock, Georgia

April 14, 2011